                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Eclipse Surgical Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      ECLIPSE SURGICAL TECHNOLOGIES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, JUNE 30, 1999

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Eclipse Surgical Technologies, Inc., a California corporation (the "Company"), will be held on Wednesday, June 30, 1999, at 9:00 a.m. local time, at the Company's principal executive offices at 1049 Kiel Court, Sunnyvale, California 94089 for the following purposes:

     1. To elect seven (7) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

     2. To approve an amendment to the Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,100,000 shares.

     3. To approve an amendment to the 1996 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 150,000 shares.

     4. To approve an amendment to the Director Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 125,000 shares.

     5. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 1999.

     6. To transact such other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on May 14, 1999, are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Shareholders attending the meeting may vote in person even if they have returned a Proxy.

                                          Sincerely,

                                          Susan J. Skaer
                                          Secretary

Sunnyvale, California
May 28, 1999

                            YOUR VOTE IS IMPORTANT.
  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT
                           IN THE ENCLOSED ENVELOPE.

                      ECLIPSE SURGICAL TECHNOLOGIES, INC.
                            ------------------------

                            PROXY STATEMENT FOR 1999
                         ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of ECLIPSE SURGICAL TECHNOLOGIES, INC., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held Wednesday, June 30, 1999, at 9:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices at 1049 Kiel Court, Sunnyvale, California 94089. The telephone number of the Company's office is (408) 548-2100.

     The Company's Annual Report to Shareholders for the year ended December 31, 1998, including financial statements, were first mailed on or about April 30, 1999 and these proxy solicitation materials were first mailed on or about June 1, 1999, to all shareholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

     Only shareholders of record at the close of business on May 14, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of Common Shares outstanding, designated Common Stock, no par value. At the Record Date, 28,262,340 shares of the Company's Common Stock were issued and outstanding and held of record by 251 registered shareholders.

VOTING AND REVOCABILITY OF PROXIES

     Each shareholder is entitled to one vote for each share of Common Stock held on the Record Date. Every shareholder voting for the election of directors (Proposal One) may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distribute votes on the same principle among as many candidates as the shareholder may select. However, votes cannot be cast for more than seven (7) candidates. However, no shareholder is entitled to cumulate votes for a particular candidate unless that candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, before the voting, of his intention to cumulate votes. On all other matters, each share of Common Stock has one vote. A quorum, representing the holders of a majority of the outstanding shares of Common Stock on the Record Date, must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be counted in establishing the quorum.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

SOLICITATION EXPENSES

     This solicitation of proxies is made by the Company and all related costs will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to those beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone or by telegram. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR SHAREHOLDER PROPOSALS

     The Company currently intends to hold its 2000 Annual Meeting of Shareholders in mid-May 2000 and to mail Proxy Statements relating to such meeting in mid-April 2000. Shareholder proposals that are intended to be presented at the Company's 2000 Annual Meeting must be received by the Company no later than January 27, 2000, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Such shareholder proposals should be submitted to Eclipse Surgical Technologies, Inc. at 1049 Kiel Court, Sunnyvale, California 94089, Attention: Secretary. Shareholder proposals related to the Company's 2000 Annual Meeting of Shareholders, but submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, must be received by the Company prior to March 13, 2000 in order to withhold authority of management proxies to use their discretionary voting authority with respect to any such proposal.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     The Company currently has seven directors. A board of seven (7) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven (7) nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable or who will decline to serve as a director. If additional individuals are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) that will assure the election of as many of the nominees listed below as possible. In that event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been duly elected and qualified.

VOTE REQUIRED

     If a quorum is present and voting, the seven (7) nominees receiving the highest number of affirmative votes will be elected to the Board. Abstentions and broker nonvotes are not counted in the election of directors.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

                    NAME                       AGE                       POSITION
                    ----                       ---                       --------
Douglas Murphy-Chutorian, M.D................  44    Chairman of the Board
Allen W. Hill(1).............................  49    President, Chief Executive Officer and Director
Jack M. Gill, Ph.D.(1).......................  63    Director
Alan L. Kaganov, Sc.D........................  60    Director
Robert L. Mortensen(2)(3)....................  65    Director
Robert C. Strauss(1)(2)......................  58    Director
Iain M. Watson(2)(3).........................  43    Director

---------------
(1) Joined the Board in March 1999 upon the closing of the merger of a wholly-owned subsidiary of the Company with and into CardioGenesis Corporation ("CardioGenesis") in which CardioGenesis survived the transaction as a wholly-owned subsidiary of the Company.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

     All directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board and are appointed annually. There are no family relationships between the directors or officers of the Company.

     Douglas Murphy-Chutorian, M.D. has been Chairman of the Board of the Company since June 1989, He also served as the Company's Chief Executive Officer from June 1989 to March 1999. Dr. Murphy-Chutorian was also Chairman of the Board of Atlantis Catheter Company, Inc. ("Atlantis") from November 1993 to March 1996 when Atlantis was acquired by Biocompatibles International p1c. Dr. Murphy-Chutorian is an interventional cardiologist and served as a Clinical Assistant Professor in the Department of Cardiology and Cardiovascular Medicine at Albert Einstein College of Medicine (Montefiore Division) and Stanford University Medical Center from 1986 through July 1990. He is currently a member of the voluntary clinical staff of Stanford University Medical Center and of Montefiore Medical Center. Dr. Murphy-Chutorian received his M.D. degree from the College of Physicians and Surgeons, Columbia University, completed his residency at New York University/Bellevue Hospital and completed his cardiology training at Stanford University Medical Center.

     Allen W. Hill has served as President, Chief Operating Officer and a director of the Company since March 1999. From July 1995 to March 1999, Mr. Hill served as President, Chief Executive Officer and a director of CardioGenesis Corporation. From February 1990 to May 1995, Mr. Hill served as President, Chief Executive Officer and a director of Cyberonics, Inc., a medical device company. Mr. Hill received his B. S. degree in Marketing from Oklahoma State University.

     Jack M. Gill, Ph.D. has been a director of the Company since March 1999. Dr. Gill formerly served as Chairman of the Board of Directors of CardioGenesis Corporation from November 1993 to March 1999. Dr. Gill is a founding general partner of Vanguard Venture Partners and has served in such capacity since 1981. Dr. Gill is a director of a number of privately held medical device companies. Dr. Gill received his B. S. degree in Engineering from Lamar University and his Ph.D. in Organic Chemistry from Indiana University.

     Alan L. Kaganov, Sc.D. has been a director of the Company since January 1997. Since July 1996, Dr. Kaganov has been a Venture Partner at U.S. Venture Partners. From May 1993 to June 1996 Dr. Kaganov was Vice President of Business Development and Strategic Planning at Boston Scientific Corporation. From June 1991 until December 1992 he was President and CEO of EP Technologies, a catheter-based electrophysiology company. Dr. Kaganov has a Masters and Doctorate of Science in biomedical engineering from Columbia University and an M.B.A. from New York University.

     Robert L. Mortensen has been a director of the Company since April 1992. Since 1984, Mr. Mortensen has been either President or Chairman of the Board and a director of Lightwave Electronics Corporation, a solid-state laser company that he founded. He holds an M.B.A. from Harvard University.

     Robert C. Strauss has been a director of the Company since March 1999. Mr. Strauss formerly served on the Board of Directors of CardioGenesis Corporation from December 1997 to March 1999. Mr. Strauss has been President and Chief Executive Officer of Noven Pharmaceuticals, Inc. (pharmaceuticals) since December 1997. From March 1997 to July 1997, Mr. Strauss served as President, Chief Operating Officer and Director of IVAX Corporation (pharmaceuticals). From 1983 to 1997, he served in various executive positions with Cordis Corporation (medical devices), most recently as its Chairman of the Board, President and Chief Executive Officer. Mr. Strauss serves on the Board of Trustees for the University of Miami and holds positions on the Board of Directors of Columbia Laboratories, Inc. (pharmaceuticals) and American Bankers Insurance Group, Inc. (insurance). Mr. Strauss received his B. S. degree in Engineering Physics from the University of Illinois and his M. S. degree in Physics from the University of Idaho.

     Iain M. Watson has been a director of the Company since April 1992. Since September 1993, Mr. Watson has been President of HAL Investments, Inc., an investment company. From 1980 to September 1993, Mr. Watson held various positions with the Boston Consulting Group, a management consulting firm. Mr. Watson holds an M.B.A. from Harvard University.

BOARD MEETINGS AND COMMITTEES

     The Board held a total of seven meetings during fiscal 1998. All directors attended all seven meetings of the Board and its committees. The Board has an Audit Committee and a Compensation Committee. The Board has no nominating committee or any committee performing such functions.

     The Audit Committee, which consisted of Robert L. Mortensen and Iain M. Watson during fiscal 1998, is responsible for overseeing the Company's independent accountants and reviewing the Company's internal financial procedures and controls. The Audit Committee met one time during fiscal 1998.

     The Compensation Committee, which consisted of Robert L. Mortensen and Iain
M. Watson during fiscal 1998, is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Compensation Committee also administers various of the Company's incentive compensation and benefit plans. The Compensation Committee met one time during fiscal 1998.

                                  PROPOSAL TWO

      AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES
                       RESERVED FOR ISSUANCE BY 1,100,000

INCREASE OF 1,100,000 SHARES

     The Company's Stock Option Plan as amended and restated in April 1996 (the "Option Plan") was approved by the Board of Directors and the shareholders in April 1996. A total of 4,000,000 shares of Common Stock are currently reserved for issuance under the Option Plan. In May 1999, the Board of Directors approved a further increase of 1,100,000 shares issuable under the Option Plan, which, if approved, by the shareholders would increase the total shares reserved for issuance under the Option Plan since its inception to 5,100,000 shares. The Option Plan terminates on March 31, 2006. A summary of the principal terms of the Option Plan is located in Appendix A to this Proxy Statement.

     The Board believes the requested increase in the shares reserved for issuance under the Option Plan is in the best interests of the Company. The Board believes that the increase will provide an adequate reserve of shares available for issuance under the Option Plan, which is necessary to enable the Company to compete successfully with other companies in attracting and retaining valuable employees. The competition for employees has increased significantly and the Company needs the increase in share reserve to be able to provide options to its ever increasing number of employees in order to expand its operations.

     As of April 30, 1999, options to purchase 2,392,475 shares of Common Stock were unexercised and outstanding under the Option Plan. As of April 30, 1999, 329,778 shares remained available for future option grants under the Option Plan, excluding the proposed increase of 1,100,000 shares. The aggregate market value of the unexercised and outstanding options to purchase 2,392,475 shares of Common Stock under the Option Plan at April 30, 1999 was $21,383,942 based on a closing price of $8.938 on the Nasdaq National Market on that date. See "Amended and New Plan Benefits" below for certain information with respect to options granted under the Option Plan in 1998.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of the Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of this Proposal.

RECOMMENDATION

     THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER BY 1,100,000.

                                 PROPOSAL THREE

         AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE
             THE NUMBER OF SHARES RESERVED FOR ISSUANCE BY 150,000

INCREASE OF 150,000 SHARES

     The Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") was approved by the Board of Directors and by the shareholders in April 1996. A total of 250,000 shares of Common Stock are currently reserved for issuance under the Purchase Plan. In May 1999, the Board of Directors approved a further increase of 150,000 shares issuable under the Purchase Plan, which, if approved, by the shareholders would increase the total shares reserved for issuance under the Purchase Plan since its inception to 400,000 shares. The Purchase Plan terminates in April 2006. A summary of the principal terms of the Purchase Plan is located in Appendix B to this Proxy Statement.

     The Purchase Plan, which is intended to qualify under Section 423 of the Code, permits eligible employees to purchase Common Stock through payroll deductions at a price equal to 85% of the fair market value of the Common Stock at the beginning or at the end of each offering period, whichever is lower. Qualified employees are eligible to participate at the beginning of the first day of an offering period after their first full calendar month of full time employment. As of April 30, 1999, a total of 126,868 shares of Common Stock had been purchased under the Purchase Plan and 123,132 shares remained available for future purchase under the Purchase Plan. See "Amended and New Plan Benefits" below for certain information with respect to participation in the Purchase Plan in 1998.

     The Purchase Plan is voluntary and encourages and motivates employees ("employees" or "participants") to participate in the Company's future through direct stock ownership. The Board believes that the availability of sufficient number of shares available for issuance under the Purchase Plan is integral to attract, retain and motivate qualified employees fundamental to the success of the Company. Subject to shareholder approval the Board has amended the Purchase Plan to increase the number of shares reserved for issuance under the Purchase Plan from 250,000 shares to 400,000 shares.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of the Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of this Proposal.

RECOMMENDATION

     THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PURCHASE PLAN BY 150,000 SHARES.

                                 PROPOSAL FOUR

          AMENDMENT TO THE 1996 DIRECTOR STOCK OPTION PLAN TO INCREASE
             THE NUMBER OF SHARES RESERVED FOR ISSUANCE BY 125,000

INCREASE OF 125,000 SHARES

     The Company's Director Stock Option Plan (the "Director Plan") was approved by the Board of Directors and by the shareholders in April 1996. A total of 200,000 shares of Common Stock are currently reserved for issuance under the Director Plan. In May 1999, the Board of Directors approved a further increase of 125,000 shares issuable under the Director Plan, which, if approved, by the shareholders would increase the total shares reserved for issuance under the Director Plan since its inception to 325,000 shares. The Director Plan terminates in March 2006. A summary of the principal terms of the Director Plan is located in Appendix C to this Proxy Statement.

     The Board believes that the availability of an adequate number of shares reserved for issuance under the Company's Director Plan is an important factor in attracting and retaining experienced and qualified persons to serve on the Company's Board of Directors. The Board also believes that the Director Plan works to align the financial interests of the Board members with those of the Company's shareholders. Therefore, subject to shareholder approval, the Board has amended the Director Plan to increase the number of shares reserved for issuance under the Director Plan by 125,000 shares.

     Under the Director Plan, each new nonemployee director automatically receives a nonstatutory stock option to purchase 22,500 shares of the Company's Common Stock upon becoming a nonemployee director (a "First Option"). Each nonemployee director is also automatically granted a nonstatutory option to purchase 7,500 shares of Common Stock upon reelection annually to the Board of Directors (an "Subsequent Option"). Under the Director Plan, options are first exercisable one (1) year after the date of grant (the "Initial Exercise Date"), and, unless otherwise specified by the Board, one-third ( 1/3) of the First Option and each Subsequent Option vests upon the Initial Exercise Date, with the balance of such grants vesting and becoming exercisable yearly in equal amounts over a two (2) year period from the Initial Exercise Date.

     As of April 30, 1999, under the Director Plan, options to purchase 127,500 shares of Common Stock were outstanding and no options had been exercised. The aggregate market value of the unexercised and outstanding options to purchase 127,500 shares of Common Stock under the Director Plan was $1,139,595 based on a closing price of $8.938 on the Nasdaq National Market on April 30, 1999. See "Amended and New Plan Benefits" below for certain information with respect to options granted under the Director Plan in 1998.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of the Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval of this Proposal.

RECOMMENDATION

     THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE DIRECTOR STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE DIRECTOR PLAN BY 125,000.

                         AMENDED AND NEW PLAN BENEFITS

     The following table sets forth, as to the executive officers named under "Executive Compensation Summary Compensation Table" below, all executive officers as of March 1, 1999 as a group, all directors as of March 1, 1999 who are not executive officers as a group and all other employees as of March 1, 1999 as a group the following information regarding benefits received or allocated to the persons and groups set forth below for the last completed fiscal year: (a) with respect to the Option Plan: (i) the market value of the shares of Common Stock underlying such options as of March 1, 1999 based on a closing price of $10.938 on the Nasdaq National Market on that date, minus the exercise price of such shares; and (ii) the number of shares of the Company's Common Stock subject to options granted during the fiscal year ended December 31, 1998 under the Option Plan; (b) with respect to the Purchase Plan: (i) the market value of the shares of Common Stock issued as of March 1, 1999 based on a closing price of $10.938 on the Nasdaq National Market on that date, minus the purchase price of such shares; and (ii) the number of shares of the Company's Common Stock issued under the Purchase Plan during the fiscal year ended December 31, 1998; and (c) with respect to the Director Plan: (i) the market value of the shares of Common Stock underlying such options as of March 1, 1999 based on a closing price of $10.938 on the Nasdaq National Market on that date, minus the exercise price of such shares; and (ii) the number of shares of the Company's Common Stock subject to options granted under the Director Plan during fiscal year ended December 31, 1998.

                                          STOCK                    1996 EMPLOYEE                   DIRECTORS
                                       OPTION PLAN              STOCK PURCHASE PLAN            STOCK OPTION PLAN
                                -------------------------   ----------------------------   --------------------------
                                             NUMBER OF                                                   NUMBER OF
      NAME OF INDIVIDUAL                   SHARES SUBJECT                                              SHARES SUBJECT
        OR IDENTITY OF           DOLLAR      TO OPTIONS      DOLLAR        NUMBER OF        DOLLAR       TO OPTIONS
      GROUP OR POSITION         VALUE($)     GRANTED(#)     VALUES($)   SHARES ISSUED(#)   VALUES($)     GRANTED(#)
      ------------------        --------   --------------   ---------   ----------------   ---------   --------------
Douglas Murphy-Chutorian,
  M.D. .......................  $202,900       50,000             --             --              --            --
  Chairman of the Board and
  Chief Executive Officer(1)
Richard L. Mueller, Jr. ......  $202,900       50,000             --             --              --            --
  President and Chief
  Operating Officer(1)
Linda Fenney, M.D. ...........  $ 39,976        9,999       $  6,889          1,755              --            --
  Vice President, Medical
  Affairs(1)
Vurnetha R. Bitoy.............  $101,450       25,000       $  4,833          1,127              --            --
  Vice President, Sales and
  Marketing
William E. Picht..............  $ 75,870       15,000       $  1,052            268              --            --
  Vice President, Operations
Alan L. Kaganov, Sc.D.........        --           --             --             --         $30,473         7,500
  Director
Robert Mortensen..............        --           --             --             --               0         7,500
  Director
Iain Watson...................        --           --             --             --               0         7,500
  Director
All current executive officers
  as a group..................  $623,096      149,999       $ 12,774          3,150              --            --
All current directors who are
  not executive officers as a
  group.......................        --           --             --             --         $30,473        22,500
All other employees as a
  group.......................  $577,551      197,251       $255,917         60,529              --            --

---------------
(1) As of March 17, 1999, Dr. Murphy-Chutorian is no longer the Chief Executive Officer and Mr. Mueller and Dr. Fenney are no longer employees of the Company.

                                 PROPOSAL FIVE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board has selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that shareholders vote for ratification of that appointment. Notwithstanding this selection, the Board, in its discretion, may direct the appointment of new independent accountants at any time during the year, if the Board feels that such a change would be in the best interest of the Company and its shareholders. If there is a negative vote on ratification, the Board will reconsider its selection.

     PricewaterhouseCoopers LLP has audited the Company's financial statements annually since 1989. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of the votes cast is required to ratify the Board's selection. In addition, the affirmative votes must represent at least a majority of the required quorum. If the shareholders reject the nomination, the Board will reconsider its selection.

     THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth information regarding the compensation of the Chief Executive Officer and each of the four other most highly compensated officers of the Company (each, a "Named Executive Officer") for services rendered in all capacities to the Company for the fiscal years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                                                      ------------
                                               ANNUAL COMPENSATION     SECURITIES
                                      FISCAL   --------------------    UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION        YEAR    SALARY($)   BONUS($)   OPTIONS/SARS   COMPENSATION(1)
    ---------------------------       ------   ---------   --------   ------------   ---------------
Douglas Murphy-Chutorian, M.D.(2)...   1998    $295,190    $100,000      50,000          $7,236
  Chairman of the Board and Chief      1997     267,099      22,119          --           5,905
  Executive Officer                    1996     228,552      33,746          --             830
Richard L. Mueller, Jr.(2)..........   1998     232,275      50,000      50,000           1,831
  President and Chief Operating
     Officer                           1997     193,327      15,166          --           1,257
                                       1996     163,423      22,263          --             648
Linda Fenney, M.D.(2)...............   1998     190,552      39,892       9,999             151
  Vice President, Medical Affairs      1997     176,554      13,964      20,000              32
                                       1996     133,340      18,063          --             767
Vurnetha R. Bitoy(3)................   1998     188,282      16,945      25,000              --
  Vice President, Sales and
     Marketing                         1997      75,000       4,800      50,000              --
                                       1996          --          --          --              --
William E. Picht....................   1998     181,500      16,335      15,000             745
  Vice President, Operations           1997     170,373      21,120          --             248
                                       1996      56,814       7,599      75,000              --

---------------
(1) Life Insurance Premiums.

(2) As of March 1999, upon the closing of the merger with CardioGenesis, Dr. Murphy-Chutorian is no longer the Chief Executive Officer of the Corporation and Mr. Mueller and Dr. Fenney are no longer employees of the Company.

(3) Ms. Bitoy joined the Company in 1997.

OPTION GRANTS IN FISCAL YEAR 1998

     The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during the Company's fiscal year ended December 31, 1998, the last day of the Company's 1998 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS(1)

                                                                                         POTENTIAL REALIZABLE
                                                                                            VALUE AT ANNUAL
                                    NUMBER OF     % OF TOTAL                                RATES OF STOCK
                                    SECURITIES     OPTIONS                                PRICE APPRECIATION
                                    UNDERLYING    GRANTED TO    EXERCISE                  FOR OPTION TERM(2)
                                     OPTIONS     EMPLOYEES IN   PRICE PER   EXPIRATION   ---------------------
               NAME                  GRANTED     FISCAL YEAR      SHARE        DATE         5%          10%
               ----                 ----------   ------------   ---------   ----------   ---------   ---------
Douglas Murphy-Chutorian, M.D. ...    50,000        14.40%        $6.88      02/09/03    $216,340    $892,247
Richard L. Mueller, Jr.(3)........    50,000        14.40%        $6.88      02/09/09     216,340     892,247
Linda Fenney, M.D.(4).............     9,999         2.88%        $6.94      03/02/09      43,641     179,988
Vurnetha R. Bitoy.................    25,000         7.20%        $6.88      02/09/09     108,170     446,124
William E. Picht..................    15,000         4.32%        $5.88      01/01/09      55,469     228,768

---------------
(1) Each of these options was granted pursuant to the Company's Option Plan.

(2) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future increases in the price of its Common Stock.

OPTIONS OUTSTANDING IN FISCAL YEAR 1998

     The following table sets forth certain information for the year ended December 31, 1998 concerning exercised, exercisable and unexercisable stock options held by each of the Named Executive Officers.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              FISCAL YEAR-END OPTIONS
                                  -------------------------------------------------------------------------------
                                                                 NUMBER OF               VALUE OF UNEXERCISED
                                   SHARES                   UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                  ACQUIRED                  AT FISCAL YEAR-END           AT FISCAL YEAR-END(1)
                                     ON       VALUE     ---------------------------   ---------------------------
                                  EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                  --------   --------   -----------   -------------   -----------   -------------
Douglas Murphy-Chutorian,
  M.D. .........................    --         --          20,835        29,165       $    9,126       $12,774
Richard L. Mueller, Jr..........    --         --         770,837        29,163        4,241,377        12,773
Linda Fenney, M.D. .............    --         --          77,277        17,223          363,974         3,755
Vurnetha R. Bitoy...............    --         --          22,223        52,777               --        10,950
William E. Picht................    --         --          62,501        27,499            8,989        12,581

---------------
(1) The value for an "in the money" option represents the difference between the exercise price of such option as determined by Eclipse's Board of Directors and the fair market value of Eclipse's Common Stock at December 31, 1998 ($7.313), multiplied by the total number of shares subject to the option.

DIRECTOR COMPENSATION

     Directors who are not compensated as employees or consultants to the Company receive a retainer of $10,000 per year for serving on the Board of Directors, plus fees of $1,500 per board meeting and $1,500 per committee meeting, provided such committee meeting does not occur on the same day as a board meeting.

     The Company also has a Director Stock Option Plan for non-employee directors. In fiscal 1998, Directors Iain M. Watson, Robert L. Mortensen and Alan L. Kaganov were each granted an option to purchase an aggregate of 7,500 shares of Common Stock of the Company pursuant to such plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of "ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it or written representations from certain reporting persons, the Company believes that, with respect to 1998, all executive officers, directors and ten percent shareholders of the Company complied with all applicable filing requirements, except for the following: Alan Kaganov, a director of the Company filed a Form 5 approximately one month late to report the grant of options to purchase 52,500 shares of Common Stock of the Company on December 12, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors currently consists of Messrs. Mortensen and Watson. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1998. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

     TO: Board of Directors

     The Compensation Committee (the "Committee") of the Board reviews and approves Eclipse's executive compensation policies. The Committee administers Eclipse's various incentive plans, including the Stock Option Plan and the Employee Stock Purchase Plan, sets compensation policies applicable to Eclipse's executive officers and evaluates the performance of Eclipse's executive officers. The compensation levels of Eclipse's executive officers for the fiscal year ended December 31, 1998, including base salary levels, potential bonuses and stock option grants were determined by the Committee at the beginning of the fiscal year. The following is a report of the Committee describing compensation policies and rationale applicable with respect to the compensation paid to Eclipse's executive officers for the fiscal year ended December 31, 1998.

     The members of the Compensation Committee of the Board of Directors are Messrs. Mortensen and Watson, neither of whom is an employee of Eclipse.

  Compensation Philosophy

     Eclipse's executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of Eclipse and the enhancement of stockholder value. In addition to base salary, certain elements of total compensation are payable in the form of variable incentive plans tied to the performance of Eclipse and the individual, and in the equity-based plans designed to closely align executive and stockholder interests.

  Base Salary

     Base salary for executives, including that of the chief executive officer, is set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. In order to evaluate the competitive position of Eclipse's salary structure, the Committee makes reference to compensation surveys of comparable companies in the high-technology sector, Eclipse's industry and its geographic location. Executive salary levels are set to approximate average rates, with the intent that superior performance under incentive bonus plans will enable the executive to elevate his total cash compensation levels that are above average of comparable companies. The Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions and individual performance and responsibilities.

  Stock Option Plan

     The Committee believes that Eclipse's Stock Option Plan (the "Option Plan") is an essential tool to link the long-term interests of stockholders and employees, especially executive management, and serves to motivate executives to make decisions that will, in the long run, give the best returns to stockholders. Stock options are generally granted when an executive joins Eclipse, with subsequent grants also taking into account the individual's performance and the vesting status of previously granted options. These options typically vest over a three year period and are granted at an exercise price equal to the fair market value of Eclipse's Common Stock at the date of grant. The size of initial option grants is based upon the position, responsibilities and expected contribution of the individual. This approach is designed to maximize stockholder value over a long term, as no benefit is realized from the option grant unless the price of Eclipse's Common Stock has increased over a number of years.

     In addition to the Option Plan, executive officers are eligible to participate in Eclipse's Employee Stock Purchase Plan. This plan allows employees to purchase Eclipse's Common Stock at a price equal to 85% of the lower of the fair market value at the beginning of the offering period or the fair market value at the end of the purchase period.

     Other elements of executive compensation include life and long-term disability insurance, medical benefits and a 401(k) deferred compensation plan with no Eclipse matching contribution for the fiscal year ended December 31, 1998. All such benefits are available to all regular, full-time employees of Eclipse.

     The foregoing report has been furnished by the Compensation Committee of the Board of Directors of Eclipse.

                                          Compensation Committee

                                          Robert L. Mortensen
                                          Iain M. Watson

                            STOCK PERFORMANCE GRAPH

     The Stock Performance Graph (the "Graph") below shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

     The following Graph sets forth the Company's total cumulative shareholder return as compared to the Nasdaq Stock Market -- Total Return Index (the "Nasdaq Total Return Index") and the Nasdaq Stock Market -- Medical Devices, Instruments and Supplies, Manufacturers and Distributors Total Return Index (the "Nasdaq Medical Devices Index") from May 31, 1996 through December 31, 1998.

     The Company had previously utilized the Nasdaq Total Return Index and, a constructed Peer Group (the "Peer Group"), comprised of: Circadian Inc., PLC Systems Inc., Health Watch, Inc., CardioGenesis Corporation and Trimedyne Inc. Of the Peer Group, one company has ceased to be a reporting company due to merger with Eclipse Surgical Technologies, Inc. (CardioGenesis Corporation), one company is reported on Nasdaq by means of the Nasdaq OTC Bulletin Board system (Circadian Inc.), one company is reported by Nasdaq on the Small Cap Index (Health Watch Inc.) and two companies (Trimedyne Inc. and PCL Systems Inc.) are listed on the Nasdaq Stock Market. The Company believes that the Peer Group, as it was comprised, no longer represents an accurate Peer Group for comparison purposes. The Company believes that the Nasdaq Medical Devices Index is a more appropriate comparison.

     Total shareholder return assumes $100 was invested at the beginning of the period in the Common Stock of the Company, the stocks represented in the Nasdaq Total Return Index and the stocks represented in the Nasdaq Medical Devices Index, respectively. Total return also assumes reinvestment of dividends; the Company has paid no dividends on its Common Stock.

     Historical stock price performance should not be relied upon as indicative of future stock price performance.

                      ECLIPSE SURGICAL TECHNOLOGIES, INC.
                   NASDAQ STOCK MARKET -- TOTAL RETURN INDEX
                  NASDAQ STOCK MARKET -- MEDICAL DEVICES INDEX

                                                    ECLIPSE SURGICAL           NASDAQ TOTAL RETURN       NASDAQ MEDICAL DEVICES
                                                   TECHNOLOGIES, INC.                 INDEX                       INDEX
                                                   ------------------          -------------------       ----------------------
5/31/96                                                    100                         100                         100
6/30/96                                                     83                          95                          91
9/30/96                                                     73                          99                          90
12/31/96                                                    53                         104                          87
3/31/97                                                     36                          98                          81
6/30/97                                                     48                         116                          88
9/30/97                                                     54                         136                         104
12/31/97                                                    36                         127                          99
3/31/98                                                     75                         149                         109
6/30/98                                                     61                         153                         104
9/30/98                                                     55                         139                          92
12/31/98                                                    44                         179                         112

SECURITY OWNERSHIP

     The following table sets forth as of April 30, 1999 (except as noted in the footnotes) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each director of the Company, (ii) each of the Named Executive Officers and (iii) all directors and executive officers as a group. There are no persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Except as indicated in the footnotes to this table, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                              SHARES OF COMMON STOCK
                                                               BENEFICIALLY OWNED(1)
                                                              -----------------------
                                                                           PERCENTAGE
                NAME OF BENEFICIAL OWNER(2)                    NUMBER      OWNERSHIP
                ---------------------------                   ---------    ----------
5% SHAREHOLDERS:
Douglas Murphy-Chutorian, M.D.(3)...........................  4,942,863       17.5%
  c/o Eclipse Surgical Technologies, Inc.
  1049 Kiel Court, Sunnyvale, CA 94089
DIRECTORS:
Jack M. Gill, Ph.D.(4)......................................  1,181,610        4.2%
Allen W. Hill(5)............................................    350,185        1.2%
Alan L. Kaganov, Sc.D.(6)...................................     61,809          *
Robert L. Mortensen(7)......................................     87,696          *
Robert C. Strauss(8)........................................      3,690          *
Iain M. Watson(9)...........................................    244,965          *
NAMED EXECUTIVE OFFICERS:
Richard L. Mueller(10)......................................    784,168        2.8%
Linda Fenney, M.D.(11)......................................     85,711          *
William E. Picht(12)........................................     78,390          *
Vurnetha R. Bitoy(13).......................................     40,018          *
All directors and officers as a group (13
  persons)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)(14).........  8,120,553       27.1%

---------------
  *  Less than 1%.

 (1) Percentage ownership is based on 28,236,266 shares of Common Stock outstanding as of April 30, 1999.

 (2) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

 (3) Includes an aggregate of 3,581,724 shares of Common Stock held by Leslie Murphy-Chutorian, the wife of Dr. Murphy-Chutorian, and by Mrs. Murphy-Chutorian as Trustee of the Murphy-Chutorian Family Trust UDT dated 1-13-97. Also includes 29,166 shares subject to stock options held by Dr. Murphy-Chutorian that are exercisable within 60 days of April 30, 1999.

 (4) Includes 3,792 shares subject to stock options held by Dr. Gill that are exercisable within 60 days of April 30, 1999.

 (5) Includes 289,413 shares subject to stock options held by Mr. Hill that are exercisable within 60 days of April 30, 1999.

 (6) Includes 61,809 shares subject to stock options held by Mr. Kaganov that are exercisable within 60 days of April 30, 1999.

 (7) Includes 87,696 shares subject to stock options held by Mr. Mortensen that are exercisable within 60 days of April 30, 1999.

 (8) Includes 3,690 shares subject to stock options held by Mr. Strauss that are exercisable within 60 days of April 30, 1999.

 (9) Includes 87,696 shares subject to stock options held by Mr. Watson and a warrant to purchase 33,333 shares that are exercisable within 60 days of April 30, 1999.

(10) Includes 779,168 shares subject to stock options held by Mr. Mueller that are exercisable within 60 days of April 30, 1999.

(11) Includes 84,774 shares subject to stock options held by Dr. Fenney that are exercisable within 60 days of April 30, 1999.

(12) Includes 77,498 shares subject to stock options held by Mr. Picht that are exercisable within 60 days of April 30, 1999.

(13) Includes 38,891 shares subject to stock options held by Ms. Bitoy that are exercisable within 60 days of April 30, 1999.

(14) Includes options to purchase an aggregate of 1,735,664 shares of Common Stock held by all officers and directors as a group exercisable within 60 days of April 30, 1999.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     In November 1998, Eclipse contributed certain licenses, patents, and other intellectual property and the MicroHeart name to MicroHeart Holdings, Inc. ("MicroHeart"), a Delaware company previously formed by U.S. Ventures and Venrock Associates, in exchange for common stock (less than a 1% voting interest in MicroHeart) and two warrants to acquire MicroHeart common shares. Mr. Alan Kaganov, a director of Eclipse is also a director of MicroHeart. U.S. Ventures and Venrock Associates together purchased $5.5 million of shares of Series A Preferred Stock of MicroHeart and Mr. Kaganov is a Venture Partner of U.S. Venture Partners.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          By Order of
                                          THE BOARD OF DIRECTORS

                                          Susan J. Skaer
                                          Secretary

Dated: May 28, 1999

                                   APPENDIX A

                      DESCRIPTION OF THE STOCK OPTION PLAN

     GENERALLY: The Company's Stock Option Plan, as amended and restated (the "Option Plan") was approved by the Board of Directors and the shareholders in April 1996. The total number of shares currently reserved for issuance under the Plan is 4,000,000 shares. In May 1999, the Board of Directors approved a further increase of 1,100,000 shares issuable under the Option Plan, which, if approved, by the shareholders would increase the total shares reserved for issuance under the Option Plan since its inception to 5,100,000 shares. The Option Plan terminates in March 2006.

     Options granted under the Option Plan may be either "incentive stock options" (ISOs), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonstatutory options (NSOs).

     The Option Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

     PURPOSE OF THE OPTION PLAN: The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

     ADMINISTRATION OF THE OPTION PLAN: The Option Plan may be administered by the Board of Directors of the Company or by one or more Committees appointed by the Board (the "Administrator"). The Administrator has full power to select the individuals to whom Options will be granted from among the officers, directors, consultants or other employees eligible for grants, to make any combination of grants to any participant and to determine the specific terms of each grant, subject to the provisions of the Option Plan. The interpretation of any provision of the Option Plan by the Administrator shall be final and conclusive. Members of the Board or its Committee receive no additional compensation for their services as Administrator of the Option Plan.

     ELIGIBILITY: The Option Plan provides that Options may be granted to employees and consultants (including employees, consultants and directors of the Company and its majority-owned subsidiaries). Outside directors are excluded from participation in the Option Plan.

     STOCK OPTIONS: The Option Plan permits the granting of stock options that are intended to qualify as either ISOs or NSOs. In the case of ISOs, the option exercise price for each share shall not be less than 100% of fair market value of a share of common stock on the date of grant of such option. In the case of NSOs, the option exercise price for each share covered shall be determined by the Administrator. The fair market value of the Common Stock shall be the closing price as of the date prior to the date of grant as reported by the NASDAQ National Market System or other stock exchange. The term of each option will be fixed by the Administrator but may not exceed ten years from the date of grant for ISOs. The Administrator will determine the time or times that each option may be exercised. No employee may be granted an Option for more than 300,000 Shares in any fiscal year; provided however that in connection with initial employment an employee may be granted up to 600,000 additional shares.

     The exercise price of Options granted under the Option Plan must be paid in full by cash, check, Shares of the Company (which, in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company and which have a fair market value on the exercise date equal to the aggregate exercise price of the Shares as to which said Option shall be exercised) or promissory note. The Administrator may authorize as payment the retention of Shares having a fair market value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised or it may authorize delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price. The Administrator may also authorize payment by any combination of the foregoing methods, as well as tax withholding with stock. For any ISO, the form of payment permitted will be stated on the notice of grant of the Option.

     In the event of termination of employment or of an Optionee's consultancy for any reason, including retirement, an Option may thereafter be exercised (to the extent it was exercisable), for a period of ninety days, subject to the stated term of the Option. If an Optionee's employment or consultancy is terminated by reason of the Optionee's death or disability, the Option will in general be exercisable for twelve (12) months following death, subject to the stated term of the Option.

     To qualify as ISOs, Options must meet additional federal income tax requirements. Under current law these requirements include limits on the value of ISOs that may become first exercisable annually with respect to any Optionee, and a shorter exercise period and a higher minimum exercise price in the case of certain large shareholders.

     STOCK PURCHASE RIGHTS: The Option Plan permits the Company to grant stock purchase rights to purchase Common Stock of the Company ("Stock Purchase Rights") either alone, in addition to, or in tandem with other awards under the Option Plan and/or cash awards made outside the Option Plan. Upon the granting of a Stock Purchase Right under the Option Plan, the offeree shall be advised in writing of the terms, conditions, and restrictions related to the offer, including the number of shares of Common Stock that the offeree shall be entitled to purchase, the price to be paid (which in no case shall be less than 85% of fair market value) and the time within which the offeree must accept such offer (which shall in no event exceed six (6) months from the date upon which the Administrators made the determination to grant the Stock Purchase Right), the offer shall be acceptable by execution of a restricted stock purchase agreement between the Company and the offeree.

     Unless the Administrator of the Option Plan determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchase to the Company. The repurchase option shall lapse at such rate as the Administrator may determine. The restricted stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Administrator, and such provisions need not be the same with respect to each purchaser. Upon exercise of a Stock Purchase Right, the purchaser shall have rights equivalent to those of a shareholder of the Company. As of the date of this proxy statement, no Stock Purchase Rights have been granted under the Option Plan.

     ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS ETC.: The Administrator is authorized to make appropriate adjustments in connection with outstanding Options or Stock Purchase Rights to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Administrator in its discretion may provide for substitution or adjustments in, or may accelerate or adjust such Options or Stock Purchase Rights.

     AMENDMENT AND TERMINATION: The Board may amend, alter, suspend or discontinue the Option Plan at any time, but such amendment, alteration, suspension or discontinuation shall not impair any Options or Stock Purchase Rights then outstanding under the Option Plan without the participant's consent.

                                   APPENDIX B

              DESCRIPTION OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

     GENERALLY: In April 1996 the Board of Directors of the Company adopted, and the shareholders subsequently approved, the 1996 Employee Stock Purchase Plan (the "Purchase Plan") and the reservation of 250,000 shares for issuance under the Purchase Plan. The Board has approved and the shareholders are being requested to approve an amendment to the Purchase Plan to increase the number of shares reserved for issuance under the Purchase Plan by 150,000 for a total of 400,000 shares.

     The Purchase Plan is intended to qualify under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Purchase Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

     PURPOSE: The purpose of the Purchase Plan is to provide employees of the Company and it's majority-owned subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. At this time, all of the Company's subsidiaries are Designated Subsidiaries for purposes of participation in the Purchase Plan.

     ADMINISTRATION: The Purchase Plan is administered by the Board or a committee of the Board. The interpretation of any provision of the Purchase Plan by the Administrator shall be final and conclusive. Members of the Board or its Committee receive no additional compensation for their services in administering the Stock Purchase Plan.

     ELIGIBILITY: Employees who are employed by the Company or a Designated Subsidiary for at least 20 hours per week and five months per calendar year are eligible to participant in the Purchase Plan, provided that such employees are employed by the Company on both the enrollment date and the exercise date of an Offering Period. Eligibility is subject to certain limitations imposed by
Section 423(b) of the Code and limitations on stock ownership as defined in the Purchase Plan.

     OFFERING DATES: The Purchase Plan generally will be implemented by consecutive six month Offering Periods that begin every six months on May 16 and November 15 of each year. The Board has the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected.

     PARTICIPATION IN THE PLAN: Eligible employees become participants in the Purchase Plan by filing with the employer's payroll office a subscription agreement authorizing payroll deductions. An eligible employee who wishes to become a participant in an offering must file a subscription agreement with the payroll office prior to the commencement of such Offering Period. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering may participate in the first Offering Period that starts after the filing by such employee of a subscription agreement.

     PURCHASE PRICE: Subject to certain amendments in response to accounting changes as described below, the purchase price per share at which shares are sold to participating employees under the Purchase Plan is the lower of (i) 85% of the fair market value per share of the Common Stock on the first day of the Offering Period (the "Offering Date") or (ii) 85% of the fair market value per share of the Common Stock on the last day of an Offering Period (the "Exercise Date"). The fair market value of the Common Stock shall be the closing price as of such date as reported by the NASDAQ National Market System or other stock exchange.

     PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS: The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over each six-month Offering Period. The deductions may not exceed 15% of a participant's compensation. A participant may discontinue or decrease his participation in the Purchase Plan, but may not increase the rate of payroll deductions at any time during the Offering Period. Payroll deductions for a participant shall commence on the first pay day following the Offering Date and shall continue at the same rate until the end of the Offering Period unless sooner terminated as provided in the Purchase Plan.

     All payroll deductions made for a participant are credited to his account under the Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company under the Purchase Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. No charges for administrative or other costs may be made by the Company against the payroll deductions of a participant in the Purchase Plan.

     PURCHASE OF STOCK; EXERCISE OF OPTION: By executing a subscription agreement to participate in the Purchase Plan, the employee is entitled to have shares placed under option to him. The maximum number of shares placed under option to a participant in an Offering Period is the number determined by dividing the total amount of his compensation which is to be withheld for the Offering Period by 85% of the fair market value of the Common Stock on the Offering Date. Unless the employee's participation is discontinued, his option for the purchase of shares will be exercised automatically on the Exercise Date at the applicable price.

     Notwithstanding the preceding paragraph, no employee shall be permitted to subscribe for shares under the Purchase plan if, immediately after the grant of the option, the employee would own 5% or more of the voting stock or value of all classes of stock of the Company or its majority-owned subsidiaries, nor shall any employee be granted an option which would permit him to purchase more than $25,000 worth of stock (determined at the time the option is granted) under all employee stock purchase plans of the Company in any calendar year.

     WITHDRAWAL FROM THE PURCHASE PLAN: A participant's interest in a given Offering Period may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected by a participant at any time prior to an Exercise Date. A participant's withdrawal from an Offering Period does not have any effect upon his eligibility to participate in subsequent Offering Periods under the Purchase Plan.

     TERMINATION OF EMPLOYMENT: Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to satisfy the requirements for eligibility, cancels his participation in the Purchase Plan immediately. In such event, payroll deductions credited to the participant's account will be returned to him, or in the case of death, to the person or person entitled thereto as provided in the Purchase Plan.

     ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS ETC.: The Board is authorized to make appropriate adjustments in connection with outstanding options to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Board in its discretion may provide for substitution or adjustments of the options, or may shorten the current Offering Period(s) to provide for an earlier Exercise Date.

     AMENDMENT AND TERMINATION OF THE PLAN: The Board may at any time amend or terminate the Purchase Plan, except that (subject to special amendments in response to accounting changes) such termination cannot adversely affect the rights of any participant.

                                   APPENDIX C

                 DESCRIPTION OF THE DIRECTOR STOCK OPTION PLAN

     GENERALLY: In April 1996, the Board of Directors and the shareholders of the Company approved the amended and restated Director Stock Option Plan (the "Director Plan"). The total number of shares currently reserved for issuance under the Director Plan is 200,000 shares. In May 1999, the Board of Directors approved a further increase of 125,000 shares issuable under the Director Plan, which, if approved, by the shareholders would increase the total shares reserved for issuance under the Director Plan since its inception to 325,000 shares. The Director Plan terminates in March 2006.

     The Director Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974 ("ERISA").

     PURPOSE: The purposes of the Director Plan are to attract and retain the best available individuals to serve as Directors of the Company and to encourage their continued service on the Board.

     ADMINISTRATION: Generally, the Director Plan will be administered by the Board. With respect to First Option grants and Subsequent Option grants, the Board has no discretion to determine which Directors will be granted Options, to determine the number of shares subject to Options, to determine the exercise price of the Options or to determine any terms of such Options.

     The interpretation of any provision of the Director Plan by the Administrator shall be final and binding. Members of the Board receive no additional compensation for their services in administering the Director Plan.

     ELIGIBILITY: Options may be granted only to Directors who are not employees of the Company.

     DIRECTORS' OPTIONS: The Director Plan provides for First Option grants of 22,500 shares to each Director upon his election to the Board of Directors and Subsequent Option grants of 7,500 shares upon his re-election each year (provided that such re-election is at least six (6) months after the date of election to the Board of Directors). The option term shall be ten years, and shall be exercisable while such person remains a Director. The exercise price shall be 100% of fair market value on the date of grant. The fair market value of the Common Stock shall be the closing price as of the date prior to the date of grant as reported by the Nasdaq National Market or other stock exchange. Stock subject to an First Option shall vest as to one-third of the Shares on the first, second and third anniversary dates of the date of grant of such Option. Stock subject to an Subsequent Option shall vest as to all of Shares on the first anniversary date of the date of grant of such Option. If the Optionee ceases to serve as a Director for any reason, vesting shall cease as of the date of such termination.

     PURCHASE PRICE; PAYMENT: The exercise price of Options granted under the Director Plan must be paid in full by cash, check, Shares of the Company (which, in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company and which have a fair market value on the exercise date equal to the aggregate exercise price of the Shares as to which said Option shall be exercised) or promissory note. The Administrator may authorize as payment the retention of Shares having a fair market value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised or it may authorize delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price. The Administrator may also authorize payment by any combination of the foregoing methods.

     TERMINATION: In the event of termination of status as a Director, the Option may thereafter be exercised (to the extent it was exercisable), for a period of sixty (60) days, subject to the stated term of the Option. If an Optionee's status as a Director is terminated by reason of the death or disability, the Option will in general be exercisable for twelve (12) months following death, subject to the stated term of the Option. Except as otherwise designated by the Board, Options are not transferable by the Optionee other than by will or the laws of descent or distribution, and each option is exercisable during the lifetime of the Director only by such Director.

     ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS, LIQUIDATIONS ETC.: The Board is authorized to make appropriate adjustments in connection with outstanding Options to reflect stock dividends, stock splits and similar events. In the event of a liquidation or dissolution, to the extent an Option has not been previously exercised, it shall terminate. In the event of the merger or sale of substantially all of the assets of the Company, the Options shall be substituted or assumed by the successor corporation. If substitution or assumption is not possible, the Options shall be fully vested and exercisable, including as to shares as to which would not otherwise be exercisable, for a period of 30 days. To the extent such Options are not exercised within such period, such Options shall terminate.

     AMENDMENT AND TERMINATION: The Board may amend, alter, suspend or discontinue the Director Plan at any time, but such amendment, alteration, suspension or discontinuation shall not impair any rights then outstanding under the Director Plan without the participant's consent.

1527-PS-99

                                  DETACH HERE
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                      ECLIPSE SURGICAL TECHNOLOGIES, INC.

                      1999 ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 30, 1999

     The undersigned shareholder of ECLIPSE SURGICAL TECHNOLOGIES, INC. hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 28, 1999, and hereby appoints Allen W. Hill and Richard P. Powers or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of ECLIPSE SURGICAL TECHNOLOGIES, INC., to be held on June 30, 1999 at 9:00 a.m., local time, at the Company's principal executive offices, 1049 Kiel Court, Sunnyvale, California, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNDER STATES.

-----------                                                          -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                  SIDE
-----------                                                          -----------

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

     The Board of Directors recommends a vote "FOR all nominees" in Item 1, and "FOR" Items 2, 3, 4 and 5.

1.  Election of Directors:

    Nominees: Douglas Murphy Chutorian, M.D., Allen W. Hill,
              Jack M. Gill, Ph.D., Alan L. Kaganov, Sc.D., Robert C. Mortensen Robert C. Strauss, Iain M. Watson

                    FOR  / /       / / WITHHELD
                    ALL                FROM ALL
                 NOMINEES              NOMINEES

              / /
                 --------------------------------------
                 For all nominees except as noted above

                                                       FOR       AGAINST   ABSTAIN
2.  To approve an amendment to the Stock Option        / /       / /       / /
    plan to increase the number of shares of
    Common Stock reserved for issuance by
    1,100,000 shares.

3.  To approve an amendment to the 1998                / /       / /       / /
    Employee Stock Purchase Plan to increase the
    number of shares of Common Stock reserved
    for issuance by 150,000 shares.

4.  To approve an amendment to the Director            / /       / /       / /
    Stock Option Plan to increase the number of
    shares of Common Stock reserved for
    issuance by 125,000 shares.

5.  Proposal to ratify appointment of                  / /       / /       / /
    PricewaterhouseCoopers LLP as the
    independent accountants of the Company for
    the fiscal year ending December 31, 1999.

6.  To transact such other business as may properly come before the meeting.

     MARK HERE      / /            MARK HERE      / /
   FOR ADDRESS                  IF YOU PLAN TO
    CHANGE AND                     ATTEND THE
    NOTE BELOW                      MEETING

   Please sign exactly as name appears hereon. Joint owners should each sign.
   Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:               Date:          Signature:              Date:
          --------------      ----------          -------------      -----------